UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2011 (July 27, 2011)

U.S. PHYSICAL THERAPY, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-11151	76-0364866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 West Sam Houston Parkway South, Suite 300, Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 297-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

          On July 27, 2011, U. S. Physical Therapy, Inc. (the “Company”) issued a press release announcing the acquisition of a majority interest in a 20 clinic physical therapy group. The multi-partner practice currently sees approximately 116,000 patient visits per year and produces approximately $13.0 million in annual revenue. The purchase price for U.S. Physical Therapy’s 51% acquired interest was $8,426,000, which was financed with borrowings under the Company’s credit line and a seller note.

          In addition, the Company updated its earnings guidance for the year 2011 to be in the range of $16.6 million to $17.2 million in net income and $1.38 to $1.43 in diluted earnings per share.

          Pursuant to the rules of the Securities and Exchange Commission, the information contained in this report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filings by the Company under such Act or the Securities Act of 1933, as amended.

Exhibits	Description of Exhibits

99.1	Registrant's press release dated July 27, 2011 - U.S. Physical Therapy Makes 20 Clinic Acquisition – Management Increases Earnings Guidance for 2011.*

*Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PHYSICAL THERAPY, INC.

Dated:	July 27, 2011	By: /s/ LAWRANCE W. MCAFEE
Lawrance W. McAfee
Chief Financial Officer
(duly authorized officer and principal financial
and accounting officer)